                                                              EXHIBIT (a)(1)(ii)

                     VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                  INCOME TRUST

                          OFFER TO PURCHASE 29,564,031
                  OF ITS ISSUED AND OUTSTANDING COMMON SHARES
                      AT NET ASSET VALUE PER COMMON SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT EASTERN STANDARD TIME ON APRIL 12, 1996, UNLESS THE OFFER IS EXTENDED. TO ENSURE PROCESSING OF YOUR REQUEST, A LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE OF IT (TOGETHER WITH ANY CERTIFICATES FOR COMMON SHARES AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY (AS DEFINED BELOW) ON OR BEFORE APRIL 12, 1996.

To the Holders of Common Shares of
VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST:

     Van Kampen American Capital Prime Rate Income Trust, formerly known as Van Kampen Merritt Prime Rate Income Trust, a non-diversified, closed-end management investment company organized as a Massachusetts business trust (the "Trust"), is offering to purchase up to 29,564,031of its common shares of beneficial interest, with par value of $.01 per share ("Common Shares"), at a price (the "Purchase Price") equal to their net asset value ("NAV") determined as of 5:00 P.M. Eastern Standard time on the Expiration Date (as defined herein), upon the terms and conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). The Offer is scheduled to terminate as of 12:00 Midnight Eastern Standard time on April 12, 1996, unless extended. An Early Withdrawal Charge (as defined in Section 3) will be imposed on most Common Shares accepted for payment that have been held for less than five years. The Common Shares are not currently traded on an established trading market. The NAV on March 8, 1996 was $10.02 per Common Share. You can obtain current NAV quotations from Van Kampen American Capital Distributors, Inc., formerly known as Van Kampen Merritt Inc. ("VKAC"), by calling (800) 341-2911 between the hours of 7:00 A.M. and 7:00 P.M. Central Standard time, Monday through Friday, except holidays. See Section 9.

     If more than 29,564,031 Common Shares are duly tendered prior to the expiration of the Offer, the Trust presently intends to, subject to the condition that there have been no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in Section 6, but is under no obligation to, extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 29,564,031 Common Shares (or such greater number of Common Shares sought) on a pro rata basis.

           THIS OFFER IS BEING MADE TO ALL SHAREHOLDERS OF THE TRUST
                 AND IS NOT CONDITIONED UPON ANY MINIMUM NUMBER
                        OF COMMON SHARES BEING TENDERED.

          THIS OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE SECTION 6.

                                                                    PRT006-03/96

                                   IMPORTANT

     If you desire to tender all or any portion of your Common Shares, you should either (1) complete and sign the Letter of Transmittal and mail or deliver it along with any Common Share certificate(s) and any other required documents to ACCESS Investor Services, Inc. (the "Depositary") or (2) request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Common Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such broker, dealer, commercial bank, trust company or other nominee if you desire to tender your Common Shares.

     NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE TRUST AS TO WHETHER SHAREHOLDERS SHOULD TENDER COMMON SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST.

     Questions and requests for assistance may be directed to VKAC at the address and telephone number set forth below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal should be directed to VKAC.

March 15, 1996                    VAN KAMPEN AMERICAN CAPITAL
                                    PRIME RATE INCOME TRUST

Van Kampen American               Depositary: ACCESS Investor Services, Inc.
Capital Distributors, Inc.
One Parkview Plaza                By Mail, Hand Delivery or Courier:
Oakbrook Terrace, IL 60181        7501 Tiffany Springs Parkway
(800) 341-2911                    Kansas City, MO 64153
                                  Attn: Van Kampen American Capital
                                         Prime Rate Income Trust

                               TABLE OF CONTENTS

SECTIONS                                                                                     PAGE
--------                                                                                     ---
    1.      Price; Number of Common Shares................................................     4
    2.      Procedure for Tendering Common Shares.........................................     4
    3.      Early Withdrawal Charge.......................................................     6
    4.      Withdrawal Rights.............................................................     7
    5.      Payment for Shares............................................................     8
    6.      Certain Conditions of the Offer...............................................     8
    7.      Purpose of the Offer..........................................................     9
    8.      Plans or Proposals of the Trust...............................................     9
    9.      Price Range of Common Shares; Dividends.......................................    10
   10.      Interest of Trustees and Executive Officers; Transactions and Arrangements
            Concerning the Common Shares..................................................    10
   11.      Certain Effects of the Offer..................................................    11
   12.      Source and Amount of Funds....................................................    11
   13.      Certain Information about the Trust...........................................    15
   14.      Additional Information........................................................    16
   15.      Certain Federal Income Tax Consequences.......................................    16
   16.      Extension of Tender Period; Termination; Amendments...........................    17
   17.      Miscellaneous.................................................................    17

EXHIBIT A: Financial Statements for the year ended July 31, 1995.

     1. PRICE; NUMBER OF COMMON SHARES. The Trust will, upon the terms and subject to the conditions of the Offer, accept for payment (and thereby purchase) 29,564,031 or such lesser number of its issued and outstanding Common Shares which are properly tendered (and not withdrawn in accordance with Section
4) prior to 12:00 Midnight Eastern Standard time on April 12, 1996 (such time and date being hereinafter called the "Initial Expiration Date"). The Trust reserves the right to extend the Offer. See Section 16. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The Purchase Price of the Common Shares will be their NAV determined as of 5:00 P.M. Eastern Standard time on the Expiration Date. The NAV on March 8, 1996 was $10.02 per Common Share. You can obtain current NAV quotations from VKAC by calling (800) 341-2911 between the hours of 7:00 A.M. and 7:00 P.M. Central Standard time, Monday through Friday, except holidays. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the third business day following the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer. See Section 9. The Trust will not pay interest on the Purchase Price under any circumstances. An Early Withdrawal Charge will be imposed on most Common Shares accepted for payment that have been held for less than five years. See Section 3.

     The Offer is being made to all shareholders of the Trust and is not conditioned upon any minimum number of Common Shares being tendered. If the number of Common Shares properly tendered prior to the Expiration Date and not withdrawn is less than or equal to 29,564,031 Common Shares (or such greater number of Common Shares as the Trust may elect to purchase pursuant to the Offer), the Trust will, upon the terms and subject to the conditions of the Offer, purchase at NAV all Common Shares so tendered. If more than 29,564,031 Common Shares are duly tendered prior to the expiration of the Offer and not withdrawn, the Trust presently intends to, subject to the condition that there have been no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in Section 6, but is not obligated to, extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 29,564,031 Common Shares (or such greater number of Common Shares sought) on a pro rata basis.

     On March 8, 1996, there were approximately 422,343,301 Common Shares issued and outstanding and there were approximately 166,922 holders of record of Common Shares. The Trust has been advised that no trustees, officers or affiliates of the Trust intend to tender any Common Shares pursuant to the Offer.

     The Trust reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. See Section 16. There can be no assurance, however, that the Trust will exercise its right to extend the Offer. If the Trust decides, in its sole discretion, to increase (except for any increase not in excess of 2% of the outstanding Common Shares) or decrease the number of Common Shares being sought and, at the time that notice of such increase or decrease is first published, sent or given to holders of Common Shares in the manner specified below, the Offer is scheduled to expire at any time earlier than the tenth business day from the date that such notice is first so published, sent or given, the Offer will be extended at least until the end of such ten business day period.

     2. PROCEDURE FOR TENDERING COMMON SHARES.

     Proper Tender of Common Shares. Except as otherwise set forth under the heading "Procedures for Selling Group Members" below, for Common Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, any certificates for such Common Shares, and any other documents required by the Letter of Transmittal, must be received on or before the Expiration Date by the Depositary at its address set forth on page 2 of this Offer to Purchase.

     It is a violation of Section 14(e) of the Securities and Exchange Act of 1934 (the "Exchange Act"), and Rule 14e-4 promulgated thereunder, for a person to tender Common Shares in a partial tender offer for such person's own account unless at the time of tender and until such time as the securities are accepted for payment the person so tendering has a net long position equal to or greater than the amount tendered in

(i) the Common Shares and will deliver or cause to be delivered such shares for purposes of tender to the Trust prior to or on the Expiration Date, or (ii) an equivalent security and, upon the acceptance of his or her tender will acquire the Common Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer, and will deliver or cause to be delivered the Common Shares so acquired for the purpose of tender to the Trust prior to or on the Expiration Date.

     Section 14(e) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

     The acceptance of Common Shares by the Trust for payment will constitute a binding agreement between the tendering shareholder and the Trust upon the terms and subject to the conditions of the Offer, including the tendering shareholder's representation that (i) such shareholder has a net long position in the Common Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act and (ii) the tender of such Common Shares complies with Rule 14e-4.

     Signature Guarantees and Method of Delivery. Signatures on the Letter of Transmittal are not required to be guaranteed unless (1) the proceeds for the tendered Common Shares will amount to more than $50,000, (2) the Letter of Transmittal is signed by someone other than the registered holder of the Common Shares tendered therewith, or (3) payment for tendered Common Shares is to be sent to a payee other than the registered owner of such Common Shares and/or to an address other than the registered address of the registered owner of the Common Shares. In those instances, all signatures on the Letter of Transmittal must be guaranteed by a member firm of a national securities exchange or a commercial bank or trust company having an office, branch or agency in the United States (an "Eligible Institution"). If Common Shares are registered in the name of a person or persons other than the signer of the Letter of Transmittal or (a) if payment is to be made to, (b) unpurchased Common Shares are to be registered in the name of or (c) any certificates for unpurchased Common Shares are to be returned to any person other than the registered owner, then the Letter of Transmittal and, if applicable, the tendered Common Share certificates must be endorsed or accompanied by appropriate authorizations, in either case signed exactly as such name or names appear on the registration of the Common Shares with the signatures on the certificates or authorizations guaranteed by an Eligible Institution. See Instructions 1 and 4 of the Letter of Transmittal.

     Payment for Common Shares tendered and accepted for payment pursuant to the Offer will be made only after receipt by the Depositary on or before the Expiration Date of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by the Letter of Transmittal. If your Common Shares are evidenced by certificates, those certificates must be received by the Depositary on or prior to the Expiration Date.

     THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING CERTIFICATES FOR COMMON SHARES, IS AT THE ELECTION AND RISK OF THE PARTY TENDERING COMMON SHARES. IF DOCUMENTS ARE SENT BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED.

     Procedures for Selling Group Members. If you are a selling group member, in order for you to tender any Common Shares pursuant to the Offer, you may place a confirmed wire order with VKAC. All confirmed wire orders used to tender Common Shares pursuant to this Offer must be placed on the Expiration Date only (wire orders placed on any other date will not be accepted by the Trust). Common Shares tendered by a wire order are deemed to be tendered when VKAC receives the order but subject to the condition subsequent that the settlement instructions, including (with respect to tendered Common Shares for which the selling group member is not the registered owner) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any other documents required by the Letter of Transmittal and any Common Share certificates, are received by the Depository within three New York Stock Exchange trading days after receipt by VKAC of such order.

     Determinations of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Trust, in its sole discretion, whose determination shall be final and binding. The Trust reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Common Share(s) or any particular shareholder, and the Trust's interpretations of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such times as the Trust shall determine. Tendered Common Shares will not be accepted for payment unless the defects or irregularities have been cured within such time or waived. Neither the Trust, VKAC, the Depositary nor any other person shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

     Federal Income Tax Withholding. To prevent backup federal income tax withholding equal to 31% of the gross payments made pursuant to the Offer, each shareholder who has not previously submitted a Form W-9 to the Trust or does not otherwise establish an exemption from such withholding must notify the Depositary of such shareholder's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Form W-9 enclosed with the Letter of Transmittal. Foreign shareholders who are individuals and who have not previously submitted a Form W-9 to the Trust must do so in order to avoid backup withholding.

     The Depositary will withhold 30% of the gross payments payable to a foreign shareholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. (Exemption from backup withholding does not exempt a foreign shareholder from the 30% withholding). For this purpose, a foreign shareholder, in general, is a shareholder that is not
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of the source of such income. The Depositary will determine a shareholder's status as a foreign shareholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to the shareholder's address and to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding unless facts and circumstances indicate that reliance is not warranted. A foreign shareholder who has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such shareholder may be eligible should consider doing so in order to avoid over-withholding. A foreign shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the three tests for capital gain or loss treatment described in Section 15 or is otherwise able to establish that no tax or a reduced amount of tax was due.

     For a discussion of certain other federal income tax consequences to tendering shareholders, see Section 15.

     3. EARLY WITHDRAWAL CHARGE. The Depositary will impose an early withdrawal charge (the "Early Withdrawal Charge") on most Common Shares accepted for payment which have been held less than five years. The Early Withdrawal Charge will be imposed on a number of Common Shares accepted for payment from a record holder of Common Shares the value of which exceeds the aggregate value at the time the tendered Common Shares are accepted for payment of (a) all Common Shares owned by such holder that were purchased more than five years prior to such acceptance, (b) all Common Shares owned by such holder that were acquired through reinvestment of distributions, and (c) the increase, if any, of value of all other Common Shares owned by such holder (namely, those purchased within the five years preceding acceptance for payment) over the purchase price of such Common Shares. The Early Withdrawal Charge will be paid to VKAC on behalf of the holder of the Common Shares. In determining whether an Early Withdrawal Charge is payable, Common Shares accepted for payment pursuant to the Offer shall be deemed to be those Common

Shares purchased earliest by the Shareholder. Any Early Withdrawal Charge which is required to be imposed will be made in accordance with the following schedule.

                                                                            EARLY
            YEAR OF REPURCHASE                                              WITHDRAWAL
            AFTER PURCHASE                                                  CHARGE
            -------------------------------------------------------------   ----
            First........................................................   3.0%
            Second.......................................................   2.5%
            Third........................................................   2.0%
            Fourth.......................................................   1.5%
            Fifth........................................................   1.0%
            Sixth and following..........................................   0.0%

     The following example will illustrate the operation of the Early Withdrawal Charge. Assume that an investor purchases $10,000 worth of the Trust's Common Shares for cash and that 21 months later the value of the account has grown through the reinvestment of dividends and capital appreciation to $12,000. The investor then may submit for repurchase pursuant to a tender offer up to $2,000 worth of Common Shares without incurring an Early Withdrawal Charge. If the investor should submit for repurchase pursuant to a tender offer $5,000 worth of Common Shares, an Early Withdrawal Charge would be imposed on $3,000 worth of the Common Shares submitted. The charge would be imposed at the rate of 2.5% because it is in the second year after the purchase was made and the charge would be $75.

     Exchanges. Tendering shareholders may elect to receive, in lieu of cash, the proceeds from the tender of Common Shares of the Trust in contingent deferred sales charge shares ("Class B Shares") of certain open-end investment companies distributed by VKAC ("VKAC Funds"). The Early Withdrawal Charge will be waived for Common Shares tendered in exchange for Class B Shares in the VKAC Funds; however, such Class B Shares immediately become subject to a contingent deferred sales charge equivalent to the Early Withdrawal Charge on Common Shares of the Trust. Thus, shares of such VKAC Funds may be subject to a contingent deferred sales charge upon a subsequent redemption from the VKAC Funds. The purchase of shares of such VKAC Fund will be deemed to have occurred at the time of the purchase of the Common Shares of the Trust for calculating the applicable contingent deferred sales charge.

     The prospectus for each VKAC Fund describes its investment objectives and policies. Shareholders can obtain a prospectus without charge by calling 1-800-421-5666 and should consider these objectives and policies carefully before requesting an exchange. Each tender for an exchange must involve proceeds from Common Shares which have a net asset value of at least $500. An exchange is a taxable event and may result in a taxable gain or loss for the shareholders.

     A shareholder may effect an exchange by electing and completing the appropriate option on the Letter of Transmittal or by giving proper instructions to the shareholder's broker or dealer. Although the exchange privilege has been made available as a convenience to the Trust's shareholders, neither the Trust nor its Board of Trustees makes any recommendation as to whether shareholders should exchange for shares of another VKAC Fund.

     4. WITHDRAWAL RIGHTS. Except as otherwise provided in this Section 4, tenders of Common Shares made pursuant to the Offer will be irrevocable. You may withdraw Common Shares tendered at any time prior to the Expiration Date and, if the Common Shares have not yet been accepted for payment by the Trust, at any time after 12:00 Midnight Eastern Standard time on May 9, 1996.

     To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at the address set forth on page 2 of this Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Common Shares to be withdrawn, the number of Common Shares to be withdrawn, and, if certificates representing such Common Shares have been delivered or otherwise identified to the Depositary, the name of the registered holder(s) of such Common Shares as set forth in such certificates if different from the name of the person tendering the Common Shares. If certificates have been delivered to the Depositary, then, prior to the release of such certificates, you must also submit the certificate numbers shown on the particular certificates evidencing such Common Shares and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution.

     All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Trust in its sole discretion, whose determination shall be final and binding. None of the Trust, VKAC, the Depositary or any other person is or will be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and none of them will incur any liability for failure to give any such notice. Common Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Common Shares may be retendered by following the procedures described in Section 2 prior to the Expiration Date.

     5. PAYMENT FOR SHARES. For purposes of the Offer, the Trust will be deemed to have accepted for payment (and thereby purchased) Common Shares which are tendered and not withdrawn when, as and if it gives oral or written notice to the Depositary of its acceptance of such Common Shares for payment pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, the Trust will accept for payment (and thereby purchase) Common Shares properly tendered promptly after the Expiration Date.

     Payment for Common Shares purchased pursuant to the Offer will be made by depositing the aggregate purchase price therefor with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payment from the Trust and either transmitting payment directly to the tendering shareholders or, in the case of tendering shareholders electing an exchange in lieu of cash, transmitting payment directly to the transfer agent for purchase of Class B Shares of the designated VKAC Fund for the account of such shareholders. In all cases, payment for Common Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary, as required pursuant to the Offer, of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any certificates representing such Common Shares, if issued, and any other required documents. Certificates for Common Shares not purchased (see Sections 1 and 6), or for Common Shares not tendered included in certificates forwarded to the Depositary, will be returned promptly following the termination, expiration or withdrawal of the Offer, without expense to the tendering shareholder.

     The Trust will pay all transfer taxes, if any, payable on the transfer to it of Common Shares purchased pursuant to the Offer. If, however, payment of the purchase price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Common Shares are to be registered in the name of any person other than the registered holder, or if tendered certificates, if any, are registered or the Common Shares tendered are held in the name of any person other than the person signing the Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the third business day following the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer. The Trust will not pay any interest on the Purchase Price under any circumstances. An Early Withdrawal Charge will be imposed on most Common Shares accepted for payment that have been held for less than five years. See Section 3. In addition, if certain events occur, the Trust may not be obligated to purchase Common Shares pursuant to the Offer. See Section 6.

     ANY TENDERING SHAREHOLDER OR OTHER PAYEE WHO HAS NOT PREVIOUSLY SUBMITTED A COMPLETED AND SIGNED SUBSTITUTE FORM W-9 AND WHO FAILS TO COMPLETE FULLY AND SIGN THE SUBSTITUTE FORM W-9 ENCLOSED WITH THE LETTER OF TRANSMITTAL MAY BE SUBJECT TO REQUIRED FEDERAL INCOME TAX WITHHOLDING OF 31% OF THE GROSS PROCEEDS PAID TO SUCH SHAREHOLDER OR OTHER PAYEE PURSUANT TO THE OFFER. SEE SECTION 2.

     6. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provision of the Offer, the Trust shall not be required to accept for payment, purchase or pay for any Common Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, the purchase of and payment for Common Shares tendered, if at any time at or before the time of purchase of any such Common Shares, any of the following events shall have occurred (or shall have been determined by the Trust to have occurred) which, in the Trust's sole judgment in any such case and regardless of the circumstances (including any action or omission to act by the Trust), makes it inadvisable to proceed with the Offer or with such purchase or payment: (1) in the reasonable judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust; (2) such transactions, if consummated, would (a) impair the Trust's status as a regulated investment company under the Internal Revenue Code (which would make the Trust a taxable entity, causing the Trust's taxable income to be taxed at the Trust level) or (b) result in a failure to comply with applicable asset coverage requirements; or (3) there is, in the Board of Trustees' reasonable judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Trust, (b) suspension of or limitation on prices for trading securities generally on any United States national securities exchange or in the over-the-counter market, (c) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States, (d) limitation affecting the Trust or the issuers of its portfolio securities imposed by federal or state authorities on the extension of credit by lending institutions, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (f) other event or condition which would have a material adverse effect on the Trust or the holders of its Common Shares if the tendered Common Shares are purchased.

     The foregoing conditions are for the Trust's sole benefit and may be asserted by the Trust regardless of the circumstances giving rise to any such condition (including any action or inaction by the Trust), and any such condition may be waived by the Trust in whole or in part, at any time and from time to time in its sole discretion. The Trust's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Trust concerning the events described in this Section 6 shall be final and shall be binding on all parties.

     If the Trust determines to terminate or amend the Offer or to postpone the acceptance for payment of or payment for Common Shares tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided in Section 16. Moreover, in the event any of the foregoing conditions are modified or waived in whole or in part at any time, the Trust will promptly make a public announcement of such waiver and may, depending on the materiality of the modification or waiver, extend the Offer period as provided in Section 16.

     7. PURPOSE OF THE OFFER. The Trust currently does not believe that an active secondary market for its Common Shares exists or is likely to develop. In recognition of the possibility that a secondary market may not develop for the Common Shares of the Trust, or, if such a market were to develop, the Common Shares might trade at a discount, the Trustees have determined that it would be in the best interest of its shareholders for the Trust to take action to attempt to provide liquidity to shareholders or to reduce or eliminate any future market value discount from NAV that might otherwise exist, respectively. To that end, the Trustees presently intend each quarter to consider making a tender offer to purchase Common Shares at their NAV. The purpose of this Offer is to attempt to provide liquidity to the holders of Common Shares. There can be no assurance that this Offer will provide sufficient liquidity to all holders of Common Shares that desire to sell their Common Shares or that the Trust will make any such tender offer in the future.

     NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES AND HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISORS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

     8. PLANS OR PROPOSALS OF THE TRUST. The Trust has no present plans or proposals which relate to or would result in any extraordinary transaction such as a merger, reorganization or liquidation involving the Trust; a sale or transfer of a material amount of assets of the Trust other than in its ordinary course of business; any material changes in the Trust's present capitalization (except as resulting from the Offer or otherwise set forth herein); or any other material changes in the Trust's structure or business.

     9. PRICE RANGE OF COMMON SHARES; DIVIDENDS. The Trust's NAV per Common Share from March 8, 1994 through March 8, 1996 ranged from a high of $10.05 to a low of $10.01. On March 8, 1996, the NAV was $10.02 per Common Share. You can obtain current NAV quotations from VKAC by calling (800) 341-2911 between the hours of 7:00 A.M. and 7:00 P.M. Central Standard time, Monday through Friday, except holidays. NAV quotes also may be obtained through the ICI Pricing Service which is released each Friday evening and published by the Dow Jones Capital Markets Wire Service on each Friday; published in the New York Times on each Saturday; published in the Chicago Tribune on each Sunday; and published weekly in Barron's magazine. The Trust offers and sells its Common Shares to the public on a continuous basis through VKAC as principal underwriter. The Trust is not aware of any secondary market trading for the Common Shares. Dividends on the Common Shares are declared daily and paid monthly.

     Over the twelve month period preceding the commencement of the Offer, the Trust paid the following dividends per Common Share held for the entire respective dividend period:

          DIVIDEND PAYMENT                                       AMOUNT OF DIVIDEND
               DATE                                              PER COMMON SHARE
          ----------------                                       ------------------
          February 23, 1996....................................       $ 0.0610
          January 25, 1996.....................................       $ 0.0463
          December 31, 1995....................................       $ 0.0167
          December 22, 1995....................................       $ 0.0671
          November 24, 1995....................................       $ 0.0671
          October 25, 1995.....................................       $ 0.0671
          September 25, 1995...................................       $ 0.0671
          August 25, 1995......................................       $ 0.0671
          July 25, 1995........................................       $ 0.0671
          June 23, 1995........................................       $ 0.0671
          May 25, 1995.........................................       $ 0.0671
          April 25, 1995.......................................       $ 0.0671
          March 24, 1995.......................................       $ 0.0671

Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the third business day following the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer.

     10. INTEREST OF TRUSTEES AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE COMMON SHARES. Except as set forth in this Section 10, as of March 8, 1996, the trustees and executive officers of the Trust as a group beneficially owned no Common Shares. As of March 8, 1996, Dennis J. McDonnell, President and a trustee of the Trust, owned 713.717 Common Shares; Wayne W. Whalen, a trustee of the Trust, owned 1,401.201 Common Shares; and David C. Arch, a trustee of the Trust, owned 1,050.825 Common Shares. The Trust has been informed that no trustee or executive officer of the Trust intends to tender any Common Shares pursuant to the Offer.

     Except as set forth in this Section 10, based upon the Trust's records and upon information provided to the Trust by its trustees, executive officers and affiliates (as such term is used in the Securities Exchange Act of 1934), neither the Trust nor, to the best of the Trust's knowledge, any of the trustees or executive officers of the Trust, nor any associates of any of the foregoing, has effected any transactions in the Common Shares during the forty business day period prior to the date hereof. Dennis J. McDonnell, President and a trustee of the Trust, acquired 7.592 Common Shares and Wayne W. Whalen acquired 14.91 Common Shares between January 19, 1996 and March 8, 1996 through the reinvestment of dividends as described in the Trust's prospectus.

     Don G. Powell was appointed Trustee and Chairman of the Trust on January 27, 1995 upon the resignation of John C. Merritt.

     Except as set forth in this Offer to Purchase, neither the Trust nor, to the best of the Trust's knowledge, any of its affiliates, trustees or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any securities of the Trust (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).

     The Trust currently is a party to an Investment Advisory Agreement with Van Kampen American Capital Investment Advisory Corp., formerly known as Van Kampen Merritt Investment Advisory Corp. (the "Adviser"), under which the Trust accrues daily and pays monthly to the Adviser an investment management fee equal to 0.95% of the first $4.0 billion of average weekly managed assets of the Trust, 0.90% on the next $3.5 billion, 0.875% on the next $2.5 billion and 0.85% on average weekly net assets over $10.0 billion (i.e., the average weekly value of the total assets of the Trust, minus the sum of the accrued liabilities of the Trust other than the aggregate amount of any borrowings undertaken by the Trust). The Trust also is a party to an Administration Agreement and an Offering Agreement with VKAC. Under the Administration Agreement, the Trust pays VKAC a monthly fee at the annualized rate of 0.25% of the Trust's average weekly managed assets. Under the Offering Agreement, the Trust offers and sells its Common Shares to the public on a continuous basis through VKAC as principal underwriter. The Board of Trustees approved a change in the Trust's transfer agency arrangements from National Financial Data Services to ACCESS Investor Services, Inc., an affiliate of the Trust, effective July 10, 1995. The terms of the new transfer agency agreement are substantially similar to the Trust's previous transfer agency agreement.

     11. CERTAIN EFFECTS OF THE OFFER. The purchase of Common Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Trust of shareholders who do not tender their Common Shares. If you retain your Common Shares you will be subject to any increased risks that may result from the reduction in the Trust's aggregate assets resulting from payment for the tendered Common Shares (e.g., greater volatility due to decreased diversification and higher expenses). However, the Trust believes that since the Trust is engaged in a continuous offering of the Common Shares, those risks would be reduced to the extent new Common Shares of the Trust are sold. All Common Shares purchased by the Trust pursuant to the Offer will be held in treasury pending disposition.

     12. SOURCE AND AMOUNT OF FUNDS. The total cost to the Trust of purchasing the full 29,564,031 Common Shares pursuant to the Offer would be approximately $296,231,591 (assuming a NAV of $10.02 per Common Share on the Expiration Date). The Trust anticipates that the Purchase Price for any Common Shares acquired pursuant to the Offer will first be derived from cash on hand, such as proceeds from sales of new Common Shares of the Trust and specified pay-downs from the participation interests in senior corporate loans which it has acquired, and then from the proceeds from the sale of cash equivalents held by the Trust. Although the Trust is authorized to borrow money to finance the repurchase of Common Shares, the Trust believes that it has sufficient liquidity to purchase the Common Shares tendered pursuant to the Offer without utilizing such borrowing. However, if, in the judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust to pay for tendered Common Shares, the Trust may terminate the Offer. See Section 6.

     The Trust has entered into a Credit Agreement dated March 14, 1991, as amended as of January 31, 1992, January 30, 1993, January 19, 1994, January 27, 1995, and January 25, 1996 (the "Morgan Agreement") with Morgan Guaranty Trust Company of New York ("Morgan") pursuant to which Morgan has agreed to provide a credit facility in the maximum amount of $50,000,000 to the Trust, which is not secured by the assets of the Trust or other collateral. The Trust has not drawn down any of the money available under the Morgan Agreement. The purpose of the Morgan Agreement is to provide the Trust with additional liquidity to meet its obligations to purchase Common Shares pursuant to any tender offer that it may make. The Morgan Agreement has terms and conditions substantially similar to the following:

  a. The Trust is entitled to borrow from Morgan amounts which in the aggregate do not exceed the lesser of (i) the $50 million credit facility or (ii) ten percent (10%) of the net asset value of the Trust (defined as total assets minus total liabilities). The Trust will only be entitled to obtain a loan on a business day which falls within five (5) domestic business days following the Quarterly Tender Date which is defined therein as the expiration date of a tender offer by the Trust.

  b. Loans made under the Morgan Agreement, if any, will bear interest daily at a rate equal to the higher of (i) the prime rate for such day and (ii) the sum of one-half of one percent ( 1/2 of 1%) plus the federal funds rate for such day. Such interest will be due on the outstanding principal amount of each loan on each Interest Payment Date, thirty (30) days from the date of the loan and each day which is thirty days thereafter. Overdue payments of principal and interest will bear interest, payable upon demand, at a penalty rate.

  c. The Trust paid approximately $30,000 of fees and expenses to Morgan on the date the Morgan Agreement was executed. In addition, during the term of the Morgan Agreement, the Trust is obligated to pay a commitment fee computed at the rate of .10 of 1% per annum on the average daily amount of the unused facility.

  d. The principal amount of loans made under the Morgan Agreement, if any, are required to be paid on the last day of the applicable Interest Period, thirty (30) days from the date of the loan. Any loans outstanding must be repaid in full not later than 5 business days prior to the earlier of the next Quarterly Tender Date and the Termination Date. The Trust is entitled to prepay a loan in multiples of five hundred thousand dollars ($500,000), provided that the Trust gives sufficient notice of prepayment. On the Termination Date, all outstanding principal and accrued interest under the Morgan Agreement will be due and payable in full.

  e. The drawdown of the initial loan, if any, under the Morgan Agreement is subject to certain conditions, including, among other things, executing and providing to Morgan a promissory note in the form attached to the Morgan Agreement (the "Morgan Note").

     The drawdown of each loan, if any, is further conditioned upon the satisfaction of additional conditions, including, without limitation, (i) the providing of notice with respect to the loan, (ii) there being no default or event of default in existence and (iii) the representations and warranties made in the Morgan Agreement continuing to be true.

  f. The Morgan Agreement contains various affirmative and negative covenants of the Trust, including, without limitation, obligations: (i) to provide periodic financial information; (ii) to not consolidate with or merge into any other entity or have any other entity merge into it or sell all or substantially all of its assets; (iii) to continue to engage in its current type of business and to maintain its existence as a business trust; (iv) to comply with applicable laws, rules and regulations and perform its obligations under the Morgan Agreement; (v) to maintain insurance on its property and business; (vi) to limit amount of its debt based upon the lesser of $75,000,000 or 10% of the net asset value of the Trust; and (vii) to not create any lien, with certain exceptions.

  g. The Morgan Agreement also contains various events of default (with certain specified grace periods), including, without limitation: (i) failure to pay when due any amounts required to be paid to Morgan under the Morgan Agreement or the Note; (ii) any material misrepresentations in the Morgan Agreement or documents delivered to Morgan; (iii) failure to observe or perform certain terms, covenants and agreements contained in the Morgan Agreement, the Morgan Note or other documents delivered to Morgan; (iv) failure to comply with the Trust's fundamental investment policies and investment restrictions; (v) failure to comply with all material provisions of the Investment Company Act of 1940; (vi) the voluntary or involuntary bankruptcy of the Trust; (vii) the entry of judgments for the payment of money in excess of $5,000,000 in the aggregate which remains unsatisfied or unstayed for a period of 10 days; and (viii) a change in a majority of the Trustees of the Trust during any period of twelve consecutive calendar months.

  h. The credit facility provided pursuant to the Morgan Agreement will terminate on January 24, 1997, unless extended pursuant to the terms thereof, and all accrued interest and principal will be due thereon.

     The Trust is a party to a letter agreement dated March 3, 1994, as amended as of March 13, 1995, and February 29, 1996 (the "State Street Agreement") with State Street Bank and Trust Company ("State Street") pursuant to which State Street has agreed to provide up to $50,000,000 of unsecured bank financing to the Trust. The Trust has not drawn down any of the money available under the State Street Agreement. The purpose of the State Street Agreement is to provide the Trust with additional liquidity to meet its obligation to purchase common shares of the Fund pursuant to any tender offer the Trust may make or for temporary or emergency purposes. The State Street Agreement has terms and conditions substantially similar to the following:

     a. The Trust is entitled to borrow from State Street in such amounts as the Trust may from time to time request, but not exceeding $50,000,000 in the aggregate at any one time outstanding.

     b. The drawdown of the initial loan, if any, under the State Street Agreement is subject to certain conditions, including, among other things, executing and providing to State Street: (i) an advance request form, substantially in the form set forth as an exhibit to the State Street Agreement, (ii) a demand promissory note, substantially in the form set forth as an exhibit to the State Street Agreement, (iii) a certified copy of the resolutions of the Board of Trustees of the Trust approving the loan, and (iv) an opinion of counsel to the Trust satisfactory to State Street. The drawdown advance is further conditioned upon the Trust warranting (i) its compliance with the Investment Company Act of 1940 and the prospectus and statement of additional information of the Trust, (ii) usage in accordance with the terms of the State Street Agreement, and (iii) compliance with the requirement that all borrowings utilized to fund previous tender requests be paid in full.

     c. Subsequent advances under the State Street Agreement require a completed advance request form.

     d. The principal amount of any advances made pursuant to the State Street Agreement are payable on demand by State Street. The principal amount bears interest (computed on the basis of actual days elapsed and a 360 day-year) at a fluctuating rate per annum, as it exists from time to time, announced by the Bank of Boston as its prime rate (the "State Street Rate") and payable in arrears on the same day as the principal amount is paid or demand is made, whichever is earlier. Overdue payments of principal bear interest at a fluctuating rate equal to 4% above the State Street Rate.

     e. While any advance is outstanding under the State Street Agreement, the Trust shall not create, incur or assume or suffer to exist any lien (statutory or otherwise), security interest, priority, conditional sale, pledge, charge or other encumbrance or similar rights of others or any agreement to give any of the foregoing, upon or with respect to any of its properties, owned or acquired during such period and the Trust shall maintain a net asset value of at least $500,000,000.

     f. While any advance is outstanding under the State Street Agreement, the Trust shall furnish to State Street a statement of assets and liabilities as of the end of each semi-annual period, the portfolio of investments as of the end of each fiscal quarter, proxy materials, reports to shareholders and other information as reasonably requested by State Street.

     g. During the term of the State Street Agreement, the Trust is required to pay a commitment fee computed at a rate of 0.10 of 1% per annum on the unused portion of the commitment. Such fee is payable quarterly in arrears.

     h. The State Street Agreement contains the following events of default causing any amounts outstanding to become immediately due and payable without notice or demand: (i) failure of the Trust to make payment on any loan when due, (ii) failure of the Trust to perform any obligation under the State Street Agreement or other borrowing agreements, (iii) failure of any representation or warranty in any document delivered to State Street pursuant to the State Street Agreement, (iv) failure to promptly furnish financial information to State Street, (v) loss, theft, substantial damage, sale or encumbrance of any Trust property deemed collateral under the State Street Agreement, (vi) default under any instrument with respect to such collateral and (vii) the occurrence of any of the following: admission of the Trust in writing of its inability, or to be generally unable, to pay debts as they become due, dissolution, termination of existence, business failure, insolvency, appointment of a receiver for the benefit of creditors or commencement of any proceedings under bankruptcy or insolvency laws.

     i.  The State Street Agreement terminates on February 28, 1997.

     The Trust is a party to a Revolving Credit Agreement dated July 12, 1991 and amended as of July 11, 1992, December 16, 1992, December 15, 1993, December 14, 1994, and December 12, 1995 (the "Continental Agreement") with Bank of America Illinois (f/k/a Continental Bank N.A.) ("Continental") pursuant to which Continental has agreed to provide a credit facility in the maximum amount of $50,000,000 to the Trust, which is not secured by the assets of the Trust or other collateral. The Trust has not drawn down any of the money available under the Continental Agreement. The purpose of the Continental Agreement is to provide the Trust with additional liquidity to meet its obligations to purchase Common Shares pursuant to any tender offer that it may make. The Continental Agreement has terms and conditions substantially similar to the following:

     a. The Trust is entitled to borrow from Continental in such amounts as the Trust may from time to time request, but not exceeding $50,000,000 in the aggregate at any one time outstanding.

     b. Loans made under the Continental Agreement, if any, will bear interest, at the option of the Trust, either, (1) in the case of an Alternate Reference Rate Loan, at a rate equal to the fluctuating rate per annum equal to the greater of (i) the rate of interest announced from time to time by Continental at Chicago, Illinois as its reference rate or (ii) the federal funds rate for any such day plus 1/4 of 1% per annum, or
         (2) in the case of an Eurodollar Loan, at a rate per annum equal to the rate at which dollar deposits are offered to Continental's eurodollar office by major banks in the interbank eurodollar market (adjusted for any applicable reserve requirements) plus 0.75%. Accrued interest shall be payable on (1) with respect to any Alternate Reference Rate Loan, the last day of each June, September, December and March, and (2) with respect to any Eurodollar Loan, the last day of each Interest Period (defined as a period commencing on the borrowing date and ending not less than one day nor more than two months thereafter, as selected by the Trust upon the initiation of the loan). All accrued interest on both Alternate Reference Rate Loans and Eurodollar Loans shall be payable on the Termination Date. Overdue payments of principal will bear interest, payable upon demand, at a penalty rate.

     c. The Trust paid a closing fee in an amount equal to $12,500 to Continental upon the execution of the Continental Agreement and the closing of the transactions contemplated thereby. In addition, during the term of the Continental Agreement, the Trust is obligated to pay a commitment fee computed at the rate of 0.10% per annum on the daily average of Continental's commitment to make loans under the terms of the agreement.

     d. The principal amounts of loans made under the Continental Agreement, if any, are required to be paid not later than, in the case of an Eurodollar Loan, on the last day of the Interest Period related thereto (subject to continuation or conversion to an Alternate Reference Rate
         Loan), and in any case, for each loan on December 11, 1996 (see paragraph h below). The Trust is entitled to prepay a loan in multiples of $100,000, provided that the Trust gives sufficient notice of prepayment. The Trust must indemnify Continental for any losses or expenses incurred as a result of prepayment of a Eurodollar Loan on a date other than the last day of the Interest Period for such loan.

     e. The drawdown of the initial loan, if any, under the Continental Agreement is subject to certain conditions, including, among other things, executing and providing to Continental a promissory note, substantially in the form set forth as an exhibit to the Continental Agreement.

         The drawdown of each loan is further conditioned upon the satisfaction of additional conditions, including, without limitation, (i) the providing of notice with respect to the loan, (ii) there being no event of default or unmatured event of default having occurred, (iii) the warranties made in the Continental Agreement continuing to be true,
         (iv) there being no material adverse change with respect to the assets of or the business, revenues, conditions (financial or otherwise) or operations of the Trust or the ability of the Trust to perform any of its obligations under the Continental Agreement or promissory notes issued thereunder and (v) certification by the Trust as to satisfaction of the above conditions and certification by the Trust as to its asset coverage ratio.

     f. The Continental Agreement contains various affirmative and negative covenants of the Trust, including, without limitation, obligations (i) to provide periodic financial information, (ii) to provide notice to Continental of material events with respect to the operations of the Trust or the ability of the Trust to perform any of its obligations under the Continental Agreement or promissory notes issued thereunder,
         (iii) to continue to engage in its current type of business and to maintain its existence as a business trust, (iv) to maintain insurance customary for similarly situated closed-end investment companies, (v) to not merge or consolidate with any other entity or have another entity merge with it, sell all or substantially all of the assets of the Trust or purchase all or substantially all of the assets of another entity, (vi) to maintain a specified asset coverage ratio, (vii) to not make any changes with respect to certain provisions of the Morgan Agreement, (viii) to comply in all material respects with all statutes and governmental rules and regulations, (ix) to adhere to limitations regarding providing guarantees, incurring additional indebtedness and creating liens, except to the extent and in the manner specified in the
       Continental Agreement and (x) not to make any material changes in the Trust's investment restrictions set forth in its then most recent prospectus or make any material change to the Trust's Amended and Restated Declaration of Trust.

     g. The Continental Agreement also contains various events of default (with certain specified grace periods), including without limitation: (i) default in the payment of amounts required to be paid to Continental under the Continental Agreement; (ii) failure to pay when due other Indebtedness, as defined in the Continental Agreement, in an amount in excess of $5,000,000, or the occurrence of any event which results in the acceleration of the maturity of certain other indebtedness; (iii) failure to perform or observe any material obligation of the Trust to or with Continental or any other entity; (iv) the insolvency of the Trust or the voluntary or involuntary bankruptcy of the Trust; (v) failure to perform or comply with any provision contained in the Continental Agreement; (vi) any untrue or misleading warranty or other document delivered to Continental pursuant to the Continental Agreement; (vii) the entry of judgments for the payment of money in excess of $5,000,000 in the aggregate which remains unsatisfied or unstayed for a period of 30 days and for which the Trust is not insured; and (viii) a change in the majority of the Board of Trustees of the Trust during any period of twelve consecutive calendar months or Van Kampen American Capital Investment Advisory Corp. ceasing to act as investment adviser to the Trust.

     h. The credit facility provided pursuant to the Continental Agreement terminates on December 11, 1996.

     The Trust intends to repay any loans under the Morgan Agreement, the State Street Agreement and the Continental Agreement from the specified pay-downs from the interests in Senior Loans (as defined below) which will be acquired and from the sale of Common Shares.

     The foregoing descriptions of the Morgan Agreement, the State Street Agreement and the Continental Agreement do not purport to be complete or final, and are qualified in their entirety by reference to the Morgan Agreement, the State Street Agreement and the Continental Agreement included as exhibits
(b)(1), (b)(2) and (b)(3), respectively, to the Issuer Tender Offer Statement on
Schedule 13E-4 of the Trust. See Section 14.

     13. CERTAIN INFORMATION ABOUT THE TRUST. The Trust was organized as a Massachusetts business trust on July 14, 1989 and is a non-diversified, closed-end management investment company under the Investment Company Act of 1940. The Trust seeks as high a level of current income as is consistent with the preservation of capital by investing in a professionally managed portfolio of interests in floating or variable rate senior loans ("Senior Loans") to United States corporations, partnerships and other entities ("Borrowers"). Although the Trust's NAV will vary, the Trust's policy of acquiring interests in floating or variable rate Senior Loans is expected to minimize fluctuations in the Trust's NAV as a result of changes in interest rates. Senior Loans in which the Trust will invest generally pay interest at rates which are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally the prime rate offered by one or more major United States banks ("Prime Rate"), the London Inter-Bank Offered Rate ("LIBOR"), the certificate of deposit rate or other base lending rates used by commercial lenders. The Trust seeks to achieve over time an effective yield that approximates the average published Prime Rate of major United States banks. The Senior Loans in the Trust's portfolio at all times have a dollar-weighted average time until next interest rate redetermination of 90 days or less. As a result, as short-term interest rates increase, the interest payable to the Trust from its investments in Senior Loans should increase, and as short-term interest rates decrease, the interest payable to the Trust on its investments in Senior Loans should decrease. The amount of time required to pass before the Trust realizes the effects of changing short-term market interest rates on its portfolio varies with the dollar-weighted average time until next interest rate redetermination on securities in the Trust's portfolio.

     The Trust has registered as a "non-diversified" investment company so that, subject to its investment restrictions, it is able to invest more than 5% of the value of its assets in the obligations of any single issuer, including Senior Loans of a single Borrower or participations in Senior Loans purchased from a single lender. To the extent the Trust invests a relatively high percentage of its assets in obligations of a limited number of issuers, the Trust will be more susceptible than a more widely diversified investment company to any single corporate, economic, political or regulatory occurrence.

     VKAC compensates broker-dealers participating in the continuous offering of the Trust's Common Shares at a rate of 3.0% of the dollar value of Common Shares purchased from the Trust by such broker-dealers. VKAC also compensates broker-dealers who have entered into sales agreements with VKAC at an annual rate, paid quarterly, equal to an amount up to 0.35% of the value of Common Shares sold by each respective broker-dealer and remaining outstanding after one year from the date of their original purchase. VKAC also may provide, from time to time, additional cash incentives to broker-dealers which employ representatives who sell a minimum dollar amount of the Common Shares. All such compensation is or will be paid by VKAC out of its own assets, and not out of the assets of the Trust. The compensation paid to such broker-dealers and to VKAC, including the compensation paid at the time of purchase, the quarterly payments, any additional incentives paid from time to time and the Early Withdrawal Charge, if any, will not in the aggregate exceed the applicable limit (currently 8%) imposed by the National Association of Securities Dealers (the "NASD"), unless the approval of the NASD has been received.

     The principal executive offices of the Trust are located at One Parkview Plaza, Oakbrook Terrace, IL 60181.

     Reference is hereby made to Section 9 of this Offer to Purchase and the financial statements attached hereto as Exhibit A which are incorporated herein by reference.

     14. ADDITIONAL INFORMATION. The Trust has filed an Issuer Tender Offer Statement on Schedule 13E-4 with the Securities and Exchange Commission (the "Commission") which includes certain additional information relating to the Offer. Such material may be inspected and copied at prescribed rates at the Commission's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Jacob K. Javits Federal Building, 26 Federal Plaza, New York, New York 10278; and, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     15. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of a sale of Common Shares pursuant to the Offer. Shareholders should consult their own tax advisers regarding the tax consequences of a sale of Common Shares pursuant to the Offer, as well as the effects of state, local and foreign tax laws.

     The sale of Common Shares pursuant to the Offer will be a taxable transaction for federal income tax purposes, either as a "sale or exchange," or under certain circumstances, as a "dividend." Under Section 302(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a sale of Common Shares pursuant to the Offer generally will be treated as a "sale or exchange" if the receipt of cash: (a) results in a "complete termination" of the shareholder's interest in the Trust, (b) is "substantially disproportionate" with respect to the shareholder, or (c) is "not essentially equivalent to a dividend" with respect to the shareholder. In determining whether any of these tests has been met, Common Shares actually owned, as well as Common Shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. If any of these three tests for "sale or exchange" treatment is met, a shareholder will recognize gain or loss equal to the difference between the amount of cash received pursuant to the Offer and the tax basis of the Common Shares sold. If such Common Shares are held as a capital asset, the gain or loss will be a capital gain or loss and will be long-term if such Common Shares have been held for more than one year.

     If none of the tests set forth in Section 302(b) of the Code is met, amounts received by a shareholder who sells Common Shares pursuant to the Offer will be taxable to the shareholder as a "dividend" to the extent of such shareholder's allocable share of the Trust's current or accumulated earnings and profits, and the excess of such amounts received over the portion that is taxable as a dividend would constitute a non-taxable return of capital (to the extent of the shareholder's tax basis in the Common Shares sold pursuant to the Offer) and any amounts in excess of the shareholder's tax basis would constitute taxable gain. Thus, a shareholder's tax basis in the Common Shares sold will not reduce the amount of the "dividend." Any remaining tax basis in the Common Shares tendered to the Trust will be transferred to any remaining Common Shares held by such shareholder. In addition, if a tender of Common Shares is treated as a "dividend" to a tendering shareholder, a constructive dividend under Section 305(c) of the Code may result to a non-tendering shareholder whose proportionate interest in the earnings and assets of the Trust has been increased by such tender. The Trust believes, however, that the nature of the repurchase will be such that a tendering shareholder will qualify for "sale or exchange" treatment (as opposed to "dividend" treatment).

     16. EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS. The Trust reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by making a public announcement thereof. In the event that the Trust so elects to extend the tender period, the Purchase Price for the Common Shares tendered will be determined as of 5:00 P.M. Eastern Standard time on the Expiration Date, as extended, and the Offer will terminate as of 12:00 Midnight Eastern Standard time on the Expiration Date, as extended. During any such extension, all Common Shares previously tendered and not purchased or withdrawn will remain subject to the Offer. The Trust also reserves the right, at any time and from time to time up to and including the Expiration Date, to (a) terminate the Offer and not to purchase or pay for any Common Shares or, subject to applicable law, postpone payment for Common Shares upon the occurrence of any of the conditions specified in Section 6, and (b) amend the Offer in any respect by making a public announcement thereof. Such public announcement will be issued no later than 9:00 A.M. Eastern Standard time on the next business day after the previously scheduled Expiration Date and will disclose the approximate number of Common Shares tendered as of that date. Without limiting the manner in which the Trust may choose to make a public announcement of extension, termination or amendment, except as provided by applicable law (including Rule 13e-4(e)(2)), the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a release to the Dow Jones News Service.

     If the Trust materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Trust will extend the Offer to the extent required by Rule 13e-4 promulgated under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (i) the Trust increases or decreases the price to be paid for Common Shares, or the Trust increases the number of Common Shares being sought by an amount exceeding 2% of the outstanding Common Shares, or the Trust decreases the number of Common Shares being sought and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given, the Offer will be extended at least until the expiration of such period of ten business days.

     17. MISCELLANEOUS. The Offer is not being made to, nor will the Trust accept tenders from, owners of Common Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Trust is not aware of any jurisdiction in which the making of the Offer or the tender of Common Shares would not be in compliance with the laws of such jurisdiction. However, the Trust reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Trust makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Trust believes that the exclusion of holders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Trust's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

March 15, 1996                              VAN KAMPEN AMERICAN CAPITAL
                                              PRIME RATE INCOME TRUST

                                                     Portfolio of Investments
                                                           July 31, 1995


Principal
Amount                                                                                 Loan              Stated
(OOO)     Borrower                                                                     Type             Maturity*   Value
          Variable Rate** Senior Loan Interests
          Chemical   1.4%
$  9,925  Exide Corporation - Automotive and industrial battery manufacturer .........  Term              09/30/01  $   9,975,032
   2,652  Findley Adhesives, Incorporated - Industrial glue manufacturer .............  Term              12/31/97      2,613,401
   9,000  Freedom Chemical Company - Manufacturer of specialty chemicals  ............  Term              06/30/02      8,967,331
   4,371  Rheox, Incorporated - Chemical additives manufacturer  .....................  Term              12/31/97      4,305,900
   9,046  Thoro System Products, Incorporated - Manufacturer of
          chemicals for construction industry ........................................  Term              12/31/01      8,990,184
                                                                                                                       ----------
                                                                                                                       34,851,848
                                                                                                                       ----------
          Communications   15.9%
   4,089  Alexcom Limited Partnership - Cellular telephone systems operator  .........  Term              06/30/00      4,017,639
  20,000  CCA Acquisition Corporation - Cable television systems operator.............  Term              12/31/03     20,145,959
  10,000  Cable Services Group, Incorporated - Cable systems billing service .........  Term              11/30/01     10,043,315
   4,000  Classic Cable, Incorporated - Cable television systems operator ............  Term              03/31/03      4,039,097
   6,500  Classic Cable, Incorporated  ...............................................  Term              03/31/04      6,563,533
  16,943  Coaxial Communications of Central Ohio - Cable
          television systems operator ................................................  Term              12/31/99     16,888,916
  15,874  Continental Cablevision - Cable television systems operator ................  Revolving Credit  10/10/03     15,942,405
  19,933  Ellis Communications, Incorporated - Southeastern U.S.
          television station owner/operator ..........................................  Term              03/31/03     20,079,087
     400  Granite Broadcasting - Midwestern television station owner/operator ........  Revolving Credit  12/31/01        421,536
  10,200  Granite Broadcasting  ......................................................  Term              12/31/01     10,237,297
  11,500  Granum Finance Partners - Radio station owner/operator  ....................  Term              12/31/02     11,554,195
  15,000  Journal News, Incorporated - Multiple newspaper printer  ...................  Term              12/31/01     15,047,961
  15,000  Journal News, Incorporated  ................................................  Term              05/01/03     15,101,129
  20,000  K III Communications - Tabloids, magazines and other media producer ........  Term              05/01/03     20,191,605
  30,000  Marvel Entertainment - Children's magazine publisher  ......................  Term              02/28/02     30,173,737
   8,711  Maryland Cable - Cable television systems operator .........................  Term              12/31/02      8,735,790
  25,000  Metro-Goldwyn-Mayer - Movie/television producer  ...........................  Term              04/15/97     25,255,020
  15,000  Mobilemedia Communications -  Nationwide paging operator ...................  Term              06/30/02     15,053,972
   8,500  Northland Cable Television, Incorporated - Cable television
          systems operator  ..........................................................  Term              09/30/03      8,556,473
   9,653  Pyramid Finance Corporation - Radio station owner/operator  ................  Term              09/30/01      9,709,638
   9,510  River City Broadcasting, L.P. - Midwestern radio station owner/operator  ...  Revolving Credit  06/30/01      9,574,619
  10,000  River City Broadcasting, L.P.   ............................................  Term              12/31/02     10,064,205
  13,860  SKTV, Incorporated - Television station owner/operator .....................  Term              07/31/02     13,816,320
  14,925  Sinclair Broadcasting - Television station owner/operator ..................  Term              06/30/02     14,974,976
  39,257  Smart SMR of California, Incorporated - Cellular telephone
          systems operator  ..........................................................  Term              03/15/01     39,257,000
   2,929  U.S. Radio Holdings, Incorporated - Radio station owner/operator ...........  Term              12/31/01      2,959,625
   4,050  U.S. Radio Holdings, Incorporated  .........................................  Term              09/20/03      4,092,358
   1,651  U.S. Radio Holdings, Incorporated  .........................................  Term              09/30/03      1,666,650
   4,756  Viacom Cablevision - Cable television systems operator .....................  Term              07/01/02      4,782,548
  33,479  Viacom, Incorporated - Entertainment media/television programming  .........  Term              07/01/02     33,657,540
                                                                                                                      -----------
                                                                                                                      402,604,145
                                                                                                                      -----------
          Electric/Electronics   2.1%
     557  Bell & Howell Company - Electronic storage and information systems .........  Revolving Credit  07/31/98        575,406
   6,874  Bell & Howell Company  .....................................................  Term              12/31/99      6,870,305
   4,228  Berg Electronics, Incorporated - Manufacturer of electronic connectors .....  Term              03/31/00      4,207,561
  21,725  Berg Electronics, Incorporated  ............................................  Term              03/31/01     21,784,587
   5,668  Grimes Aerospace Company - Airplane electronics manufacturer  ..............  Term              12/31/99      5,516,730

See Notes to Financial Statements


                     Portfolio of Investments (Continued)
                                July 31, 1995

Principal
Amount                                                                                    Loan           Stated
(OOO)     Borrower                                                                        Type           Maturity*    Value
          Variable Rate** Senior Loan Interests (Continued)
          Electric/Electronics (Continued)
$  2,116  Grimes Aerospace Company ..................................................  Revolving Credit   12/31/99    $  2,077,256
   8,358  Rowe International, Incorporated - Manufacturer of jukeboxes
          and electronic equipment...................................................  Term               12/31/96       7,964,120
   5,000  Thermoscan, Incorporated - Electronic thermometer manufacturer.............  Term               07/31/00       5,044,486
                                                                                                                        ----------
                                                                                                                        54,040,451
                                                                                                                        ----------
          Food  3.1%
   9,500  American Italian Pasta Company - Pasta products producer ..................  Term               12/29/00       9,555,603
   5,750  Amerifoods, Incorporated - Manufacturer of snack foods
          and bakery products........................................................  Term               06/30/01       5,151,567
   5,750  Amerifoods, Incorporated...................................................  Term               06/30/02       5,151,567
     867  G. Heileman Brewing Company - Beverage brewing company.....................  Revolving Credit   12/31/98         935,274
  13,500  G. Heileman Brewing Company ...............................................  Term               12/31/00      13,541,666
   9,903  President Baking Company, Incorporated - Bread/bread
          products manufacturer......................................................  Term               09/29/00       9,860,536
   5,700  Select Beverages, Incorporated - Independent bottler ......................  Term               06/30/01       5,766,565
   8,550  Select Beverages, Incorporated.............................................  Term               06/30/02       8,649,848
   3,357  Tom's Foods, Incorporated - Snack foods producer/distributor ..............  Term               12/31/98       3,353,083
   3,736  U.S. Food Service, Incorporated - Wholesale food distributor...............  Term               12/31/98       3,734,927
  12,121  U.S. Food Service, Incorporated ...........................................  Term               06/30/00      12,038,909
                                                                                                                        ----------
                                                                                                                        77,739,545
                                                                                                                        ----------
          Food Stores  6.1%
   9,600  Big V Supermarkets, Incorporated - Northeastern retail food chain operator.  Term               03/15/00       9,617,160
  11,567  Dominick's Finer Foods, Incorporated - Illinois based
          retail food chain operator ................................................  Term               03/31/02      11,778,141
  12,531  Dominick's Finer Foods, Incorporated.......................................  Term               03/31/03      12,759,679
  12,531  Dominick's Finer Foods, Incorporated.......................................  Term               09/30/03      12,759,679
   7,022  Grand Union Company - New York based retail food chain operator............  Term               06/15/02       7,023,441
   8,000  Harvest Foods, Incorporated - Mississippi based retail food chain operator.  Term               06/30/02       7,998,550
     801  Pathmark Stores, Incorporated - New Jersey based retail
          food chain operator........................................................  Revolving Credit   07/31/98         865,583
   6,564  Pathmark Stores, Incorporated..............................................  Term               07/31/98       6,672,695
  25,167  Pathmark Stores, Incorporated..............................................  Term               10/31/99      25,331,428
  15,000  Ralph's Grocery Company - Los Angeles, California
          based retail food chain operator...........................................  Term               06/15/02      15,277,538
  15,000  Ralph's Grocery Company....................................................  Term               06/15/03      15,277,538
  15,000  Ralph's Grocery Company....................................................  Term               02/15/04      15,277,538
   8,421  Star Markets Company, Incorporated - New England based
          retail food chain operator.................................................  Term               01/31/02       8,403,484
   6,316  Star Markets Company, Incorporated.........................................  Term               12/31/02       6,317,456
                                                                                                                       -----------
                                                                                                                       155,359,910
                                                                                                                       -----------
          Manufacturing  19.4%
  18,831  Alliant Techsystems, Incorporated - Manufacturer of
          ordnance, composite metals.................................................  Term               03/15/01      18,934,366
   7,000  Bankers Systems, Incorporated - Compliance services supplier...............  Term               11/02/02       7,035,054
  22,891  Case Corporation - Manufacturer of farm and construction equipment.........  Term               08/31/99      23,134,843
  27,000  Collins & Aikman Products Company - Manufacturer of
          auto interiors, home interiors and wallpapers .............................  Term               01/12/02      27,027,077
   5,896  Dade International, Incorporated - Medical equipment
          manufacturer/marketer .....................................................  Term               12/31/01       5,885,167

See Notes to Financial Statements


                                               Portfolio of Investments (Continued)
                                                           July 31, 1995
Principal
 Amount                                                                               Loan          Stated
(OOO)     Borrower                                                                    Type         Maturity*     Value
          Variable Rate** Senior Loan Interests (Continued)
          Manufacturing (Continued)
$  6,633  Dade International, Incorporated.....................................   Term              12/31/02 $ 6,625,981
   7,370  Dade International, Incorporated.....................................   Term              06/30/03   7,358,253
   9,697  Dal-Tile Group, Incorporated - Ceramic tile and
          floor covering manufacturer/retailer.................................   Revolving Credit  01/09/98   9,578,408
  10,021  Ebel USA, Incorporated - Manufacturer of luxury time pieces..........   Term              09/30/01  10,138,293
  17,850  Elsag Bailey, Incorporated - Manufacturer of electronic
          measurement and control systems......................................   Term              08/30/02  17,810,136
   5,385  Essex Group, Incorporated - Manufacturer of electrical wire and cable   Term              04/30/00   5,407,089
  19,800  Gulfstream Delaware Corporation - Aircraft manufacturer..............   Term              03/31/98  19,835,757
  11,875  Health O Meter, Incorporated - Manufacturer of small appliances......   Term              08/15/01  11,848,371
   4,341  Intermetro Industries Corporation - Manufacturer of
          metal-polymer storage products.......................................   Term              06/30/01   4,329,335
   6,272  Intermetro Industries Corporation....................................   Term              12/31/02   6,255,345
  16,250  International Wire Group - Manufacturer of auto, appliance, and
          communication wires..................................................   Term              09/30/02  16,335,321
   7,500  Intesys Technologies, Incorporated - Original equipment manufacturer
          for telecommunications/autos.........................................   Term              12/31/01   7,569,452
   3,579  Luxottica U.S. Holdings - Manufacturer/distributor of eyeglasses.....   Revolving Credit  06/30/01   3,602,875
  20,088  Luxottica U.S. Holdings  ............................................   Term              06/30/01  20,113,584
     140  Mail-Well Corporation  - Manufacturer of envelopes and
          graphic printers.....................................................   Term              07/31/98     141,417
   2,904  Mail-Well Corporation................................................   Term              07/31/01   2,952,046
   8,340  Mail-Well Corporation................................................   Term              07/31/03   8,460,000
   8,415  Nimbus Manufacturing - Manufacturer of compact discs ................   Term              03/31/02   8,473,502
   2,700  Overhead Door Corporation - Manufacturer of garage doors and
          garage door openers..................................................   Revolving Credit  08/18/99   2,686,482
  10,553  Overhead Door Corporation............................................   Term              08/18/99  10,534,977
  40,000  Playtex Products, Incorporated - Manufacturer of beauty
          aid and hygiene products.............................................   Term              06/30/02  40,196,586
   9,342  Print Tech International - Manufacturer of consumable
          paper products ......................................................   Term              12/31/01   9,418,388
   2,845  PSF Finance, L.P. - Integrated pork producer.........................   Term              12/23/99   3,718,148
  50,000  Revlon Consumer Products Corporation - Manufacturer of cosmetics.....   Term              06/30/97  50,982,071
   3,800  RSI Home Products, Incorporated - Bath and kitchen cabinet
          manufacturer.........................................................   Term              11/30/99   3,903,351
   7,424  Spalding & Evenflo Companies, Incorporated -Manufacturer
          of sporting goods....................................................   Term              10/14/02   7,425,756
   4,088  Sperry Marine, Incorporated - Manufacturer of navigational
          instruments .........................................................   Term              11/12/00   4,052,303
  10,694  Stanadyne Automotive - Manufacturer of diesel injection devices and
          engine parts.........................................................   Term              12/31/01  10,763,929
   2,912  Sun Pharmaceuticals Corporation - Skincare product producer..........   Term              12/31/97   2,912,524
   7,900  The Hawk Group of Companies, Incorporated - Manufacturer of
          powdered metals......................................................   Term              06/30/02   7,976,029
   4,817  The Pullman Company - Diversified manufacturer, primarily in the
          transportation sector................................................   Revolving Credit  12/31/99   4,644,293
   9,520  The Pullman Company..................................................   Term              12/31/99   9,174,243
   9,700  The U.S. Playing Card Company - Manufacturer/distributor of
          playing cards........................................................   Term              09/30/02   9,687,294

See Notes to Financial Statements


                                               Portfolio of Investments (Continued)
                                                           July 31, 1995
Principal
Amount                                                                              Loan               Stated
(OOO)     Borrower                                                                  Type              Maturity*     Value
           Variable Rate** Senior Loan Interests (Continued)
           Manufacturing (Continued)
$  20,000  Thompson Minwax Company - Manufacturer of wood stains and
           finishing products.......................................................  Term             12/31/02      $  20,142,764
   14,621  UCAR International, Incorporated - Manufacturer of
           graphite/carbide electrodes..............................................  Term             01/31/03         14,732,730
    7,654  UCAR International, Incorporated.........................................  Term             07/31/03          7,711,909
    7,654  UCAR International, Incorporated.........................................  Term             01/30/04          7,720,550
    5,407  Waters Corporation - Manufacturer/distributor of high performance
           liquid chromatography instruments........................................  Term             11/30/01          5,429,130
    3,784  Waters Corporation.......................................................  Term             11/30/02          3,799,595
    3,041  Waters Corporation.......................................................  Term             05/31/03          3,053,973
                                                                                                                       -----------
                                                                                                                       489,518,697
                                                                                                                       -----------
           Paper   6.7%
   50,000  Fort Howard Corporation - Paper manufacturer.............................  Term             12/31/02         50,638,293
   30,194  Jefferson Smurfit Corporation - Corrugated paper products manufacturer...  Term             04/03/02         30,428,011
   40,000  S.D. Warren Company - Coated-free paper manufacturer.....................  Term             12/20/02         40,432,633
   47,750  Stone Container Corporation - Paper products manufacturer................  Term             04/01/00         48,078,780
                                                                                                                       -----------
                                                                                                                       169,577,717
                                                                                                                       -----------
           Printing   2.8%
   26,268  American Media Operations, Incorporated - Magazine/newspaper
           publisher................................................................  Term             09/30/02         26,249,681
    4,150  TransWestern Publishing Company, L.P. - Publisher of telephone
           yellow pages.............................................................  Term             04/30/00          4,137,948
   19,974  Ziff-Davis Publishing Company - Publisher of computer magazine...........  Term             12/31/01         20,206,993
   18,814  Ziff-Davis Publishing Company............................................  Term             12/31/02         19,033,631
                                                                                                                        ----------
                                                                                                                        69,628,253
                                                                                                                        ----------
           Restaurants  0.9%
   13,561  America's Favorite Chicken Company - Church's and
           Popeye's Fried Chicken restaurants.......................................  Term             11/05/98         13,561,197
    1,335  Carvel Corporation - Soft ice cream products franchisor..................  Term             12/31/98          1,335,554
      900  Flagstar Companies, Incorporated - Restaurant holding company............  Revolving Credit 12/31/00          1,039,062
    7,779  Long John Silver's Restaurants, Incorporated - Retail seafood
           restaurant owner/operator................................................  Term             09/30/97          7,779,337
                                                                                                                        ----------
                                                                                                                        23,715,150
                                                                                                                        ----------
           Retail  8.5%
   32,500  Camelot Music, Incorporated - Retail distributor of music
           and video cassettes   ...................................................  Term             02/28/02         32,616,324
   17,600  Color Tile, Incorporated - Ceramic tile and floor covering retailer .....  Term             12/31/98         17,586,821
   10,000  Duane Reade - Retail drug store .........................................  Term             09/30/99         10,001,608
   18,272  Eckerd Corporation - Retail drug store ..................................  Term             07/29/00         18,308,228
    6,786  Federated Department Stores, Incorporated - National department
           store chain .............................................................  Revolving Credit 03/31/00          7,021,070
   15,714  Federated Department Stores, Incorporated ...............................  Term             03/31/00         15,955,309
    9,250  General Nutrition, Incorporated - Vitamin, mineral and food supplement
           manufacturer and retailer ...............................................  Term             06/30/01          9,261,630

See Notes to Financial Statements


                                               Portfolio of Investments (Continued)
                                                           July 31, 1995
Principal
Amount                                                                                 Loan             Stated
(OOO)     Borrower                                                                     Type             Maturity*      Value
           Variable Rate** Senior Loan Interests (Continued)
           Manufacturing (Continued)
$  20,000  Mary Kay Cosmetics - Direct cosmetic sales ................................ Term              12/06/02  $  20,214,717
   15,000  National Propane Corporation - Propane gas distributor..................... Term              03/31/03     14,957,043
   10,000  Nine West Group, Incorporated - Shoe designer and retailer................. Term              10/01/01     10,000,000
    3,895  Petro PSCProperties, L.P. - Multi-service truckstop operator .............. Term              05/18/01      3,932,475
   29,825  Saks & Company - Retail fashions and accessories .......................... Term              06/30/00     29,941,289
    2,139  Service Merchandise - Catalog retailer..................................... Revolving Credit  06/08/99      2,316,794
   19,849  Thrifty Payless, Incorporated - Retail drug store.......................... Term              09/30/01     20,036,883
    3,356  Truckstops of America, Incorporated - Interstate fueling stations operator. Term              12/10/00      3,330,434
                                                                                                                     -----------
                                                                                                                     215,480,625
                                                                                                                     -----------
           Textiles   2.7%
   19,950  Chicopee, Incorporated - Manufacturer of non-woven fabrics to
           medical industry   ........................................................ Term              03/31/03     20,194,293
    9,381  Hosiery Corporation of America - Manufacturer/direct mail
           marketer of women's hosiery ............................................... Term              07/31/01      9,329,811
    8,018  Ithaca Industries, Incorporated - Undergarment and hosiery manufacturer.... Term              10/31/98      8,035,904
    3,083  London Fog Industries, Incorporated - Manufacturer of rainwear
           and outerwear ............................................................. Revolving Credit  03/31/97      3,250,432
   29,320  London Fog Industries, Incorporated........................................ Term              05/31/02     27,922,942
                                                                                                                      ----------
                                                                                                                      68,733,382
                                                                                                                      ----------
           Transportation  1.8%
   22,119  Northwest Airlines, Incorporated - Consumer airline carrier................ Term              12/15/99     22,914,255
   22,119  Northwest Airlines, Incorporated........................................... Term              12/15/00     22,723,526
                                                                                                                      ----------
                                                                                                                      45,637,781
                                                                                                                      ----------
           Other   6.8%
    6,852  Ark Asset Holdings, Incorporated - Institutional money manager............. Term              11/30/01      6,916,331
   12,500  Blackstone Capital Company - Financial services............................ Term              01/13/97     12,467,512
   10,000  Harrah's Jazz Company - Owner/operator of gaming casinos................... Term              09/30/99     10,163,608
    1,979  New Street Capital Corporation - Financial services ....................... Term              02/28/96      1,994,435
   19,920  PrimeCo, Incorporated - Equipment leasing.................................. Term              12/31/00     20,025,490
   28,000  QVC Programming - Home shopping television network......................... Term              01/31/04     28,248,962
   28,888  Six Flags Theme Park - Theme park operator................................. Term              06/23/08     29,029,676
    1,012  Tenet Healthcare - Hospital operator....................................... Revolving Credit  08/31/01      1,066,643
   20,594  Tenet Healthcare  ......................................................... Term              08/31/01     20,818,238
    8,632  Unilab Corporation - Clinical laboratory testing .......................... Term              05/15/02      8,700,342
   11,845  USI American Holdings - Conglomerate, consumer goods, building
           and industrial products.................................................... Term              06/15/00     11,847,498
   19,286  United Stationers Supply Company - Distributor of office paper products.... Term              03/31/02     19,451,884
                                                                                                                     -----------
                                                                                                                     170,730,619
                                                                                                                     -----------

           Total Variable Rate ** Senior Loan Interests 78.2%......................................................1,977,618,123

See Notes to Financial Statements

                                        Portfolio of Investments (Continued)
                                                   July 31, 1995
------------------------------------------------------------------------------------------------------------------------------
Borrower                                                                                                            Value
------------------------------------------------------------------------------------------------------------------------------
Equities  0.8%
  America's Favorite Chicken Company (604,251 common shares) <F2> <F3>........................................  $    1,148,077
  America's Favorite Chicken Company (34,864 preferred shares) <F2> <F3>......................................       2,370,752
  Best Products Company, Incorporated (297,480 common shares) <F3>............................................       2,305,470
  Best Products Company, Incorporated (Warrants for 28,080 common shares)<F3>.................................               0
  Braelan Corporation (5,330 common shares)<F2> <F3>..........................................................               0
  Core-Mark, L.L.C. (Class B ownership interest) <F2>.........................................................       2,571,831
  Flagstar Companies, Incorporated (8,755 common shares) <F3>.................................................          49,248
  London Fog Industries, Incorporated (10,833,012 common shares) <F2> <F3>....................................               0
  London Fog Industries, Incorporated ($14,457,139 par amount of preferred stock, 17.5% coupon,
   maturity 05/31/02) <F2> <F4> ..............................................................................      11,287,716
  MICOM Communications, Incorporated (Warrants for 114,035 common shares) <F3> ...............................         955,043
  Nextel Communications, Incorporated (Warrants for 60,000 common shares) <F2> <F3>...........................         255,000
  Sun Pharmaceuticals Corporation (Warrants for 120 common shares) <F2> <F3>..................................               0
  Thermoscan, Incorporated (Warrants for 3,930 common shares) <F2> <F3> ......................................               0
                                                                                                                --------------
Total Equities................................................................................................      20,943,137
                                                                                                                --------------
Corporate Bonds  0.0%
  Braelan Corporation ($971,283 par, 16.35% coupon, 09/03/95 maturity) <F4>...................................         997,342
                                                                                                                --------------
Total Long-Term Investments 79.0%
  (Cost $1,990,921,983) <F1>..................................................................................   1,999,558,602
                                                                                                                --------------
Short-Term Investments at Amortized Cost
  Commercial Paper    7.2%
  Abbott Laboratory ($20,000,000 par, maturing 08/16/95, yielding 5.70%) .....................................      19,952,500
  Bank America Corporation ($20,000,000 par, maturing 08/07/95, yielding 5.68%) ..............................      19,981,067
  Cargill Financial Services Corporation ($20,000,000 par, maturing 08/01/95, yielding 5.72%) ................      20,000,000
  General Electric Company ($9,779,000 par, maturing 08/08/95, yielding 5.71%) ...............................       9,768,142
  General Electric Capital Corporation ($10,000,000 par, maturing 08/09/95, yielding 5.70%) ..................       9,987,333
  Harley Davidson Dealer Funding Corporation ($6,225,000 par, maturing 08/03/95, yielding 5.72%) .............       6,223,022
  Heinz, H. J. Company ($4,600,000 par, maturing 08/16/95, yielding 5.70%) ...................................       4,589,075
  McDonald's Corporation ($20,000,000 par, maturing 08/03/95, yielding 5.71%) ................................      19,993,656
  Michelin Tire Corporation ($10,000,000 par, maturing 08/21/95, yielding 5.72%) .............................       9,968,222
  Pacificorp ($11,250,000 par, maturing 08/04/95, yielding 5.72%)  ...........................................      11,244,637
  Pitney Bowes, Incorporated ($20,000,000 par, maturing 08/04/95 through 08/11/95, yielding 5.70% to 5.72%) ..      19,987,270
  Raytheon Company ($20,000,000 par, maturing 08/04/95, yielding 5.72%) ......................................      19,990,467
  Transamerica Corporation ($10,000,000 par, maturing 08/14/95, yielding 5.70%) ..............................       9,979,417
                                                                                                                --------------
Total Commercial Paper .......................................................................................     181,664,808
                                                                                                                --------------


                                        Portfolio of Investments (Continued)
                                              July 31, 1995 Borrower
Borrower                                                                                                                Value
------------------------------------------------------------------------------------------------------------------------------------
Short-Term Investments at Amortized Cost (Continued)
   Short-Term Loan Participations   12.4%
   AIG Funding Corporation ($20,000,000 par, maturing 08/21/95, yielding 5.71%)...................................   $   20,000,000
   Alltel Corporation ($20,000,000 par, maturing 08/10/95, yielding 5.81%)........................................       20,000,000
   American Greetings Corporation ($20,000,000 par, maturing 08/09/95 through 08/16/95,
        yielding 5.75% to  5.77%).................................................................................       20,000,000
   Ameritech Corporation ($15,000,000 par, maturing 08/16/95, yielding 5.70%) ....................................       15,000,000
   AON Corporation ($11,950,000 par, maturing 08/03/95, yielding 5.80%)...........................................       11,950,000
   Army & Air Force Exchange Services ($20,000,000 par, maturing 08/11/95, yielding 5.85%)........................       20,000,000
   Avery Dennison Corporation ($18,000,000 par, maturing 08/01/95, yielding 5.95%)................................       18,000,000
   Bell Atlantic Financial Services ($20,000,000 par, maturing 08/09/95, yielding 5.77%)..........................       20,000,000
   Bell Atlantic Network Funding Corporation ($15,000,000 par, maturing 08/14/95, yielding 5.72%).................       15,000,000
   Bell Communications Research, Incorporated ($16,100,000 par, maturing 08/01/95, yielding 5.74%)................        6,100,000
   Central Telephone Company ($15,000,000 par, maturing 08/11/95 through 08/21/95, yielding 5.78% to 5.80%).......       15,000,000
   Echlin, Incorporated ($20,000,000 par, maturing 08/01/95 to 08/11/95, yielding 5.74% to 5.82%).................       20,000,000
   Gillette Company ($20,000,000 par, maturing 08/01/95 through 08/10/95, yielding 5.74% to 5.83%)................       20,000,000
   Grainger, W. W., Incorporated ($10,000,000 par, maturing 08/10/95, yielding 5.75%).............................       10,000,000
   National Rural Utilities Cooperative Finance ($13,000,000 par, maturing 08/15/95 through 08/28/95,
     yielding 5.80%)..............................................................................................       13,000,000
   Sara Lee Corporation ($20,000,000 par, maturing 08/07/95 through 08/21/95, yielding 5.70% to 5.71%) ...........       20,000,000
   Temple Inland, Incorporated ($20,000,000 par, maturing 08/03/95 through 08/10/95, yielding 5.78% to 5.81%) ....       20,000,000
   USAA Capital Corporation ($20,000,000 par, maturing 08/04/95 through 08/11/95, yielding 5.72% to 5.77%) .......       20,000,000
                                                                                                                     --------------
   Total Short-Term Loan Participations...........................................................................      314,050,000
                                                                                                                     --------------
Total Short-Term Investments at Amortized Cost 19.6% .............................................................      495,714,808
Other Assets In Excess of Liabilities  1.4% ......................................................................       34,791,577
                                                                                                                     --------------
Net Assets  100.0% ...............................................................................................   $2,530,064,987
                                                                                                                     ==============

<F1> At July 31, 1995, cost for federal income tax purposes is $1,990,921,983;
the aggregate gross unrealized appreciation is $19,600,252, and the aggregate gross unrealized depreciation is $10,963,633, resulting in net unrealized appreciation of $8,636,619.
<F2> Restricted security.
<F3> Non-income producing security.
<F4> Payment-in-kind security.

* Senior Loans in the Trust's portfolio generally are subject to mandatory and/or optional prepayment. Because of these mandatory prepayment conditions and because there may be significant economic incentives for a Borrower to prepay, prepayments of Senior Loans in the Trust's portfolio may occur. As a result, the actual remaining maturity of Senior Loans held in the Trust's portfolio may be substantially less than the stated maturities shown. Although the Trust is unable to accurately estimate the actual remaining maturity of individual Senior Loans, the Trust estimates that the actual average maturity of the Senior Loans held in its portfolio will be approximately 18-24 months.
** Senior Loans in which the Trust invests generally pay interest at rates which are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally (i) the prime rate offered by one or more major United States banks, (ii) the lending rate offered by one or more major European banks, such as the London Inter-Bank Offered Rate ("LIBOR") and (iii) the certificate of deposit ratio. Senior loans are generally considered to be restricted in that the Trust ordinarily is contractually obligated to receive approval from the Agent Bank and/or borrower prior to the disposition of a Senior Loan.

See Notes to Financial Statements


                                        Statement of Assets and Liabilities
                                                 July 31, 1995
Assets:
Investments, at Market Value (Cost $1,990,921,983) (Note 1)...................................  $  1,999,558,602
Short-Term Investments (Note 1)...............................................................       495,714,808
Cash..........................................................................................        10,335,463
Receivables:
   Fund Shares Sold...........................................................................        32,122,526
   Interest and Fees..........................................................................        16,241,117
                                                                                                ----------------
     Total Assets ............................................................................     2,553,972,516
                                                                                                ----------------
Liabilities:
Deferred Facility Fees .......................................................................        17,005,076
Payables:
   Income Distributions.......................................................................         3,210,542
   Investment Advisory Fee (Note 2) ..........................................................         1,960,872
   Administrative Fee (Note 2)................................................................           516,019
   Fund Shares Repurchased....................................................................             8,134
Accrued Expenses..............................................................................         1,206,886
                                                                                                ----------------
     Total Liabilities........................................................................        23,907,529
                                                                                                ----------------
Net Assets ...................................................................................  $  2,530,064,987
                                                                                                ================
Net Assets Consist of:
Common Shares ($.01 par value with an unlimited number of shares authorized,
   251,848,949 shares issued and outstanding) (Note 3) .......................................  $      2,518,489
Paid in Surplus...............................................................................     2,523,028,402
Net Unrealized Appreciation on Investments....................................................         8,636,619
Accumulated Undistributed Net Investment Income...............................................         6,627,293
Accumulated Net Realized Loss on Investments .................................................       (10,745,816)
                                                                                                ----------------
Net Assets ...................................................................................  $  2,530,064,987
                                                                                                ================
Net Asset Value Per Common Share ($2,530,064,987 divided by 251,848,949 shares outstanding)...  $          10.05
                                                                                                ================

See Notes to Financial Statements


                            Statement of Operations
                       For the Year Ended July 31, 1995
Investment Income:
Interest ...........................................................................  $    148,983,994
Fees ...............................................................................        13,643,866
Other  .............................................................................           994,764
                                                                                      ----------------
     Total Income ..................................................................       163,622,624
                                                                                      ----------------
Expenses:
Investment Advisory Fee (Note 2)  ..................................................        16,722,752
Administrative Fee (Note 2) ........................................................         4,400,724
Shareholder Services (Note 2) ......................................................         2,302,518
Legal (Note 2) .....................................................................           552,500
Amortization of Organizational Expenses and Initial Registration Costs (Note 1)  ...            37,067
Other  .............................................................................         2,538,446
                                                                                      ----------------
     Total Expenses ................................................................        26,554,007
                                                                                      ----------------
Net Investment Income  .............................................................  $    137,068,617
                                                                                      ================
Realized and Unrealized Gain/Loss on Investments:
Realized Gain/Loss on Investments:
   Proceeds from Sales and Principal Repayments ....................................  $  1,021,633,872
   Cost of Securities Sold and Repaid  .............................................    (1,027,102,092)
                                                                                      ----------------
Net Realized Loss on Investments  ..................................................        (5,468,220)
                                                                                      ----------------
Unrealized Appreciation/Depreciation on Investments:
   Beginning of the Period .........................................................         6,529,519
   End of the Period  ..............................................................         8,636,619
                                                                                      ----------------
Net Unrealized Appreciation on Investments During the Period .......................         2,107,100
                                                                                      ----------------
Net Realized and Unrealized Loss on Investments ....................................  $     (3,361,120)
                                                                                      ================
Net Increase in Net Assets from Operations .........................................  $    133,707,497
                                                                                      ================

See Notes to Financial Statements

                      Statement of Changes in Net Assets
             For the Years Ended July 31,1995 and 1994 Year Ended


                                                                                                    Year Ended         Year Ended
                                                                                                   July 31,1995       July 31,1994
-----------------------------------------------------------------------------------------------------------------------------------
From Investment Activities:
Net Investment Income .........................................................................  $    137,068,617  $    64,333,964
Net Realized Loss on Investments  .............................................................        (5,468,220)      (1,392,765)
Net Unrealized Appreciation on Investments During the Period ..................................         2,107,100        2,441,749
                                                                                                 ----------------  ---------------
Change in Net Assets from Operations   ........................................................       133,707,497       65,382,948
Distributions from Net Investment Income ......................................................      (133,993,957)     (60,454,184)
                                                                                                 ----------------  ---------------
Net Change in Net Assets from Investment Activities  ..........................................          (286,460)       4,928,764
                                                                                                 ----------------  ---------------
From Capital Transactions (Notes 3 and 5):
Proceeds from Common Shares Sold ..............................................................     1,349,284,514      355,652,204
Value of Shares Issued Through Dividend Reinvestment ..........................................        74,960,773       33,006,495
Cost of Shares Repurchased ....................................................................      (122,897,620)    (131,252,262)
                                                                                                 ----------------  ---------------
Net Change in Net Assets from Capital Transactions ............................................     1,301,347,667      257,406,437
                                                                                                 ----------------  ---------------
Total Increase in Net Assets ..................................................................     1,301,061,207      262,335,201
Net Assets:
Beginning of the Period .......................................................................     1,229,003,780      966,668,579
                                                                                                 ----------------  ---------------
End of the Period (Including undistributed net investment income of
   $6,627,293 and $3,388,421, respectively) ...................................................  $  2,530,064,987  $ 1,229,003,780
                                                                                                 ================  ===============

See Notes to Financial Statements

                           Statement of Cash Flows
                       For the Year Ended July 31,1995
--------------------------------------------------------------------------------

Change in Net Assets from Operations .............................................  $     133,707,497
                                                                                    -----------------
Adjustments to Reconcile the Change in Net Assets from
   Operations to Net Cash Provided by Operating Activities:
   Increase in Investments at Value  .............................................       (977,887,825)
   Increase in Short-Term Investments at Amortized Cost ..........................       (304,600,815)
   Increase in Interest and Fee Receivables  .....................................         (9,248,378)
   Decrease in Unamortized Organizational Expenses and Initial Registration
   Costs..........................................................................             37,067
   Decrease in Other Assets ......................................................            229,244
   Increase in Deferred Facility Fees  ...........................................          8,293,529
   Increase in Investment Advisory and Administrative Fees Payable................          1,254,165
   Increase in Accrued Expenses ..................................................            542,450
                                                                                    -----------------
     Total Adjustments ...........................................................     (1,281,380,563)
                                                                                    -----------------
Net Cash Used for Operating Activities ...........................................     (1,147,673,066)
                                                                                    -----------------
Cash Flows from Financing Activities (Notes 3 and 5):
Proceeds from Shares Sold ........................................................      1,335,695,007
Payments on Shares Repurchased ...................................................       (123,116,944)
Cash Dividends Paid ..............................................................        (57,087,595)
                                                                                    -----------------
   Net Cash Provided by Financing Activities .....................................      1,155,490,468
                                                                                    -----------------
Net Increase in Cash  ............................................................          7,817,402
Cash at Beginning of Period  .....................................................          2,518,061
                                                                                    -----------------
Cash at End of Period ............................................................  $      10,335,463
                                                                                    =================

See Notes to Financial Statements

                         Financial Highlights
    The following schedule presents financial highlights for one common share of the Trust outstanding throughout the periods indicated.

                                                                                                           October 4,1989
                                                                                                            (Commencement
                                                                    Year Ended July 31                     of Investment
                                               ----------------------------------------------------------  Operations) to
                                                  1995         1994        1993        1992       1991      July 31,1990
                                                  ----         ----        ----        ----       ----     ---------------
Net Asset Value, Beginning of Period  ........  $ 10.052    $   10.004   $   9.998   $  9.985   $  10.008    $    10.000
                                                --------    ----------   ---------   --------   ---------     ----------
   Net Investment Income  ....................      .756          .618        .600       .698        .907           .815
   Net Realized and Unrealized
     Gain/Loss on Investments ................     (.004)         .015        .008       .004       (.008)          .005
                                                --------    ----------   ---------   --------   ---------     ----------
Total from Investment Operations .............      .752         0.633        .608       .702        .899           .820
                                                --------    ----------   ---------   --------   ---------     ----------
Less:
   Distributions from Net Investment Income ..      .758          .585        .600       .689        .910           .812
   Distributions in Excess of Net
     Investment Income (Note 1) ..............       -0-          -0-         .002       -0-         .012           -0-
                                                --------    ----------   ---------   --------   ---------     ----------
Total Distributions ..........................      .758          .585        .602       .689        .922           .812
                                                --------    ----------   ---------   --------   ---------     ----------
Net Asset Value, End of Period ...............  $ 10.046    $   10.052   $  10.004   $  9.998   $   9.985     $   10.008
                                                ========    ==========   =========   ========   =========     ==========

Total Return (Non-Annualized) ................      7.82%         6.52%       6.17%      7.25%       9.41%*         8.51%
Net Assets at End of Period (In millions)  ...  $2,530.1    $  1,229.0   $   966.7   $  928.3   $   997.5     $    659.1
Ratio of Expenses to Average Net
   Assets (Annualized)  ......................      1.49%         1.53%       1.53%      1.55%       1.56%*         1.59%
Ratio of Net Investment Income to
   Average Net Assets (Annualized) ...........      7.71%         6.16%       5.96%      6.98%       8.91%*         9.91%
Portfolio Turnover <F1> ......................     71.31%        73.50%      66.54%     58.79%      40.73%         53.44%

<F1> Calculation includes the proceeds from repayments and sales of variable rate senior loan interests.

*If certain expenses had not been assumed by the Adviser for the year ended July 31, 1991, total return would have been lower and the Ratio of Expenses to Average Net Assets would have been 1.58% and the Ratio of Net Investment Income to Average Net Assets would have been 8.89%.

See Notes to Financial Statements

                        Notes to Financial Statements
                                 July 31,1995
--------------------------------------------------------------------------------


1. Significant Accounting Policies
Van Kampen Merritt Prime Rate Income Trust (the "Trust") is registered as a non-diversified closed-end management investment company under the Investment Company Act of 1940, as amended. The Trust commenced investment operations on October 4, 1989.

    The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of its financial statements.

A. Security Valuation -- The value of the Trust's portfolio is determined by Van Kampen American Capital Investment Advisory Corp. (the "Adviser") following guidelines and procedures established, and periodically reviewed, by the Board of Trustees. The value of a Variable Rate Senior Loan interest in the Trust's portfolio is determined with reference to changes in market interest rates and to the creditworthiness of the underlying obligor. In valuing Variable Rate Senior Loan interests, the Adviser considers market quotations and transactions in instruments that the Adviser believes may be comparable to such Variable Rate Senior Loan interests. In determining the relationship between such instruments and the Variable Rate Senior Loan interests, the Adviser considers such factors as the creditworthiness of the underlying obligor, the current interest rate, the interest rate redetermination period and maturity date. To the extent that reliable market transactions in Variable Rate Senior Loan interests have occurred, the Adviser also considers pricing information derived from such secondary market transactions in valuing Variable Rate Senior Loan interests. Other portfolio securities are valued on the basis of prices furnished by pricing services or as determined in good faith by the Adviser. Short-term securities are valued at amortized cost.

B. Security Transactions -- Investment transactions are recorded on a trade date basis. Realized gains and losses are determined on an identified cost basis. The Trust may purchase and sell interests in Variable Rate Senior Loans and other portfolio securities on a "when issued" or "delayed delivery" basis, with settlement to occur at a later date. The value of the security so purchased is subject to market fluctuations during this period. The Trust will maintain, in a segregated account with its custodian, assets having an aggregate value at least equal to the amount of the when issued or delayed delivery purchase commitments until payment is made. At July 31, 1995, there were no when issued or delayed delivery purchase commitments.

C. Investment Income -- Interest income is recorded on an accrual basis. Facility fees received are recognized as income ratably over the expected life of the loan. Market discounts are accreted over the stated life of each applicable security.

D. Organizational Expenses and Initial Registration Costs -- The Trust has reimbursed Van Kampen American Capital Distributors, Inc. or its affiliates (collectively "VKAC") for costs incurred in connection with the Trust's organization and its initial registration of the common shares in the amount of $1,037,578. These costs have been amortized on a straight line basis over the 60 month period ended October 4, 1994.

E. Federal Income Taxes -- It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no provision for federal income taxes is required.

                                 July 31,1995
-------------------------------------------------------------------------------

   The Trust intends to utilize provisions of the federal income tax laws which allow it to carry a realized capital loss forward for eight years following the year of the loss and offset such losses against any future realized capital gains. At July 31, 1995, the Trust had an accumulated capital loss carryforward for tax purposes of $5,605,446. Of this amount, $137,226 and $5,468,220 will expire on July 31, 2002 and 2003, respectively. Net realized gains or losses may differ for financial and tax reporting purposes primarily as a result of post October 31 losses which are not recognized for tax purposes until the first day of the following fiscal year.

F. Distribution of Income and Gains -- The Trust declares daily and pays monthly dividends from net investment income. Net realized gains, if any, are distributed annually. Permanent book and tax basis differences related to expense recognition totaling $164,212 were reclassified from paid in surplus to accumulated undistributed net investment income.

2. Investment Advisory Agreement and Other Agreements
Under the terms of the Trust's Investment Advisory Agreement, the Adviser will provide investment advice and facilities to the Trust for an annual fee payable monthly of .95% of the average net assets of the Trust. In addition, the Trust will pay a monthly administrative fee to VKAC, the Trust's Administrator, at an annual rate of .25% of the average net assets of the Trust. The administrative services to be provided by the Administrator include monitoring the provisions of the loan agreements and any agreements with respect to participations and assignments, record keeping responsibilities with respect to interests in Variable Rate Senior Loans in the Trust's portfolio and providing certain services to the holders of the Trust's securities.

  Certain legal expenses are paid to Skadden, Arps, Slate, Meagher & Flom, counsel to the Trust, of which a trustee of the Trust is an affiliated person.

  For the year ended July 31, 1995, the Trust recognized expenses of approximately $549,300 representing VKAC's cost of providing legal and certain shareholder services to the Trust.

  Certain officers and trustees of the Trust are also officers and directors of VKAC. The Trust does not compensate its officers or trustees who are officers of VKAC.

  The Trust has implemented deferred compensation and retirement plans for its trustees. Under the deferred compensation plan, trustees may elect to defer all or a portion of their compensation to a later date. The retirement plan covers those trustees who are not officers of VKAC. The Trust's liability under the deferred compensation and retirement plans at July 31, 1995, was approximately $19,400.

                                 July 31,1995
--------------------------------------------------------------------------------

3. Capital Transactions
At July 31, 1995 and 1994, paid in surplus aggregated $2,523,028,402 and $1,223,140,759, respectively.

                 Transactions in common shares were as follows:

                                   Year Ended                Year Ended
                                   July 31,1995              July 31,1994
---------------------------------------------------------------------------
Beginning Shares .................   122,267,677                96,624,807
                                     -----------               -----------
Shares Sold ......................   134,357,255                35,430,303
Shares Issued Through
   Dividend Reinvestment .........     7,465,118                 3,287,782
Shares Repurchased ...............   (12,241,101)              (13,075,215)
                                     -----------               -----------
Net Increase in
   Shares Outstanding ............   129,581,272                25,642,870
                                     -----------               -----------
Ending Shares ....................   251,848,949               122,267,677
                                     -----------               -----------


4. Investment Transactions
Aggregate purchases and the cost of securities sold and repaid, excluding short-term notes, for the year ended July 31, 1995, were $1,934,490,431 and $1,027,102,092, respectively.

5. Tender of Shares
The Board of Trustees currently intends, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its then outstanding common shares at the then net asset value of the common shares. For the year ended July 31, 1995, 12,241,101 shares were tendered and repurchased by the Trust.

6. Early Withdrawal Charge
An early withdrawal charge to recover offering expenses will be imposed in connection with most common shares held for less than five years which are accepted by the Trust for repurchase pursuant to tender offers. The early withdrawal charge will be payable to VKAC. Any early withdrawal charge which is required to be imposed will be made in accordance with the following schedule.

Year of Repurchase        Withdrawal Charge
-------------------------------------------
First .......................   3.0%
Second ......................   2.5%
Third .......................   2.0%
Fourth ......................   1.5%
Fifth  ......................   1.0%
Sixth and following  ........   0.0%


July 31, 1995

    For the year ended July 31, 1995, VKAC received early withdrawal charges of approximately $1,469,000 in connection with tendered shares of the Trust.

7. Commitments
Pursuant to the terms of certain of the Variable Rate Senior Loan agreements, the Trust had unfunded loan commitments of approximately $93,239,800 as of July 31, 1995.

    The Trust has entered into revolving credit agreements with Morgan Guaranty Trust Company of New York, Bank of America and State Street Bank and Trust Company for up to $50,000,000, $25,000,000 and $25,000,000, respectively. The proceeds of any borrowing by the Trust under the revolving credit agreements may only be used, directly or indirectly, in connection with the consummation of a tender offer by the Trust for its shares. Annual commitment fees ranging from 1/4 to 3/8 of 1% will be charged on the unused portion of the credit lines. Borrowings under these facilities will bear interest at either the banks' prime rate or the Federal Funds rate plus 1/4 to 1/2 of 1%. There have been no borrowings under these agreements to date.

8. Senior Loan Participation Commitments
The Trust invests primarily in participations, assignments, or acts as a party to the primary lending syndicate of a Variable Rate Senior Loan interest to United States corporations, partnerships, and other entities. When the Trust purchases a participation of a Senior Loan interest, the Trust typically enters into a contractual agreement with the lender or other third party selling the participation, but not with the borrower directly. As such, the Trust assumes the credit risk of the Borrower, Selling Participant or other persons interpositioned between the Trust and the Borrower.

    At July 31, 1995, the following sets forth the selling participants with respect to interests in Senior Loans purchased by the Trust on a participation basis.


                                               Principal
                                               Amount
Selling Participant                            (000)      Value
-----------------------------------------------------------------------
Bankers Trust ...............................  $ 53,610    $53,961,703
Bank of America  ............................    11,845     11,847,498
Citibank  ...................................    10,000     10,000,000
Natwest USA .................................     9,697      9,578,408
Banque Paribas ..............................     4,228      4,207,561
FNB Canada  .................................     3,357      3,353,083
                                               ---------  ------------
Total .......................................  $ 92,737    $92,948,253
                                               =========  ============

                           Independent Auditors' Report


The Board of Trustees and Shareholders of
Van Kampen Merritt Prime Rate Income Trust:

We have audited the accompanying statement of assets and liabilities of Van Kampen Merritt Prime Rate Income Trust (the "Trust"), including the portfolio of investments, as of July 31, 1995, and the related statements of operations and cash flows for the year then ended and the statement of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial high lights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities and variable rate senior loan interests owned as of July 31, 1995, by correspondence with the custodian and selling or agent banks; where replies were not received we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Van Kampen Merritt Prime Rate Income Trust as of July 31, 1995, and the results of its operations and cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented in conformity with generally accepted accounting principles.

        As discussed in Note 1A, the financial statements include variable rate senior loan interests valued at $1,977,618,123 (78.2% of net assets), whose values are determined by the Trust's management, following procedures established by the Board of Trustees, in the absence of actual market values. Because of uncertainty inherent in the valuation process, the estimated value of a variable rate senior loan interest may differ significantly from the value that would have been used had there been recent market activity for that senior loan interest. We have reviewed the procedures established by the Board of Trustees and used by the Trust's management in arriving at its estimate of the value of these senior loan interests and have inspected underlying documentation, and, in the circumstances, we believe the procedures are reasonable and the documentation appropriate.

                                  KPMG Peat Marwick LLP

Chicago, Illinois
September 15, 1995